




CIRCOR

Energy
Aerospace & Defense
Industrial

Fourth Quarter 2018

Investor Review

Presented February 27, 2019

Safe Harbor

This presentation contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's first-quarter 2019 guidance, our future performance, including realization of cost reductions from restructuring activities and expected synergies, and our corporate priorities. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. Important factors that could cause actual results to vary from expectations include, but are not limited to: our ability to respond to competitive developments and to grow our business, both domestically and internationally; changes in the cost, quality or supply of raw materials; our ability to comply with our debt obligations; our ability to successfully implement our acquisition, divesture or restructuring strategies, including our integration of the Fluid Handling business; changes in industry standards, trade policies or government regulations, both in the United States and internationally; and our ability to operate our manufacturing facilities at current or higher levels and respond to increases in manufacturing costs. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

See page 13 for information on the use of non-GAAP financial measures.

Q4 2018 Results

($ millions, except EPS)

Orders



$297
$216
Up
37%
Q4 2017
Q4 2018

Organic	-14%
Acquisition	51%
FX	-1%
Total	37%

Net Revenue



$301
$206
Up
47%
Q4 2017
Q4 2018

Organic	7%
Acquisition	41%
FX	-1%
Total	47%

EPS



GAAP
Adjusted*
Q4 2017
Q4 2018
$(0.32)
$(1.06)
$0.57
$0.62
Q4 2017
Q4 2018

EPS: (Loss) Per Share or Diluted Earnings Per Share
** Reflects a non-GAAP measure, see CIRCOR's Q4 2018 earnings press release for definitions and a reconciliation to GAAP*

Q4 2018 Orders: Year-over-Year Comparison

($ millions)

	CIRCOR Reported $	CIRCOR Reported %	CIRCOR Pro Forma Combined (1) $	CIRCOR Pro Forma Combined (1) %
2017	**216.5**		**295.3**	
Organic	(29.2)	-14%	5.4	2%
Acq / Div	111.3	51%	1.4	0%
FX	(1.9)	-1%	(5.5)	-2%
Total change	**80.1**	**37%**	**1.3**	**0%**
2018	**296.6**		**296.6**	

	Industrial Reported $	Industrial Reported %	Industrial Pro Forma Combined (1) $	Industrial Pro Forma Combined (1) %	Energy Reported $	Energy Reported %	Energy Pro Forma Combined (1) $	Energy Pro Forma Combined (1) %	Aerospace & Defense Reported $	Aerospace & Defense Reported %	Aerospace & Defense Pro Forma Combined (1) $	Aerospace & Defense Pro Forma Combined (1) %
2017	**47.2**		**107.3**		**118.0**		**129.8**		**51.3**		**58.1**	
Organic	6.5	14%	16.4	15%	(31.5)	-27%	(30.2)	-23%	(4.3)	-8%	19.2	33%
Acq / Div	68.8	146%	1.4	1%	12.2	10%	-	-	30.3	59%	-	-
FX	(0.6)	-1%	(3.3)	-3%	(0.8)	-1%	(1.6)	-1%	(0.6)	-1%	(0.6)	-1%
Total change	**74.7**	**158%**	**14.5**	**14%**	**(20.0)**	**-17%**	**(31.8)**	**-25%**	**25.4**	**50%**	**18.6**	**32%**
2018	**121.9**		**121.9**		**98.0**		**98.0**		**76.7**		**76.7**	

(1) Pro Forma Combined reflects 2017 orders and order changes as though Fluid Handling was acquired January 1, 2017

Q4 2018 Revenue: Year-over-Year Comparison

CIRCOR

($ millions)

	CIRCOR			
	Reported		Pro Forma Combined [1]	
	$	%	$	%
2017	**205.6**		**298.6**	
Organic	13.5	7%	12.1	4%
Acq / Div	84.3	41%	(3.9)	-1%
FX	(2.0)	-1%	(5.5)	-2%
Total change	**95.8**	**47%**	**2.7**	**1%**
2018	**301.4**		**301.4**	

	Industrial				Energy				Aerospace & Defense			
	Reported		Pro Forma Combined [1]		Reported		Pro Forma Combined [1]		Reported		Pro Forma Combined [1]	
	$	%	$	%	$	%	$	%	$	%	$	%
2017	**52.1**		**124.5**		**96.6**		**110.2**		**57.0**		**63.9**	
Organic	3.9	7%	3.0	2%	13.2	14%	9.0	8%	(3.6)	-6%	0.0	0%
Acq / Div	65.1	125%	(3.9)	-3%	8.6	9%	-	-	10.6	19%	-	-
FX	(0.5)	-1%	(3.1)	-2%	(0.9)	-1%	(1.8)	-2%	(0.6)	-1%	(0.6)	-1%
Total change	**68.5**	**132%**	**(4.0)**	**-3%**	**20.9**	**22%**	**7.2**	**7%**	**6.3**	**11%**	**(0.6)**	**-1%**
2018	**120.6**		**120.6**		**117.4**		**117.4**		**63.3**		**63.3**	

(1) Pro Forma Combined 2017 reflects revenue changes as though Fluid Handling was acquired January 1, 2017

Industrial Segment Highlights

CIRCOR

($ millions)

		Prior Year		YOY Change	
	Q4 2018	Reported	Pro Forma Combined	Reported	Pro Forma Combined
Net Revenues	120.6	52.1	124.5	68.5	(4.0)
Segment Operating Income	14.7	5.0	3.6	9.7	11.1
Segment Operating Margin	12.2%	9.6%	2.9%	260 bp	930 bp

Comments on YOY Proforma Results

Q4 2018 Revenues

- FX headwind: -$3 (-2%)
- Excluding the impact of a large oil & gas project, pro forma organic revenue growth was $12 (10%)
- Ongoing strength in North America

Q4 2018 Segment Operating Margin

- Benefits from price, restructuring, and integration synergies

Note: Pro Forma Combined assumes Fluid Handling was acquired January 1, 2017

Energy Segment Highlights

($ millions)

		Prior Year		YOY Change	
	Q4 2018	Reported	Pro Forma Combined	Reported	Pro Forma Combined
Net Revenues	117.4	96.6	110.2	20.9	7.2
Segment Operating Income	9.4	8.6	9.4	0.8	-
Segment Operating Margin	8.0%	8.9%	8.6%	-90 bp	-60 bp

Comments on YOY Proforma Results

Q4 2018 Revenues

- FX Headwind: -$2 (-2%)
- Refinery Valves up over 75%
- Organic growth in Instrumentation & Sampling and Engineered Valves
- Distributed Valves declined due to lower E&P investment in North America

Q4 2018 Segment Operating Margin

- Margin headwind associated with transition from OKC manufacturing facility to Monterrey

Note: Pro Forma Combined assumes Fluid Handling was acquired January 1, 2017

Aerospace & Defense Segment Highlights

CIRCOR

($ millions)

		Prior Year		YOY Change	
	Q4 2018	Reported	Pro Forma Combined	Reported	Pro Forma Combined
Net Revenues	63.3	57.0	63.9	6.3	(0.6)
Segment Operating Income	11.4	10.9	10.5	0.5	0.9
Segment Operating Margin	18.0%	19.1%	16.5%	-110 bp	150 bp

Comments on YOY Proforma Results

Q4 2018 Revenues

- FX Headwind: -$1 (-1%)
- Excluding impact of retroactive price increase in Q4 2017, both defense and commercial sales grow organically
- Commercial strength from narrow body production growth and aftermarket
- Broad-based strength in defense; JSF, missiles, and submarines

Q4 2018 Segment Operating Margin

- Price increase and restructuring benefits
- Sourcing productivity
- Favorable sales mix

Note: Pro Forma Combined assumes Fluid Handling was acquired January 1, 2017

Q4 P&L Selected Items

CIRCOR

($ millions, except EPS)

	Q4 2018			Q4 2017		
	Reported GAAP	Special & Restructuring Charges	Adjusted	Reported GAAP	Special & Restructuring Charges	Adjusted
Net Revenue	301.4	-	301.4	205.6	-	205.6
Operating (Loss) Income	6.3	21.2	27.5	(5.1)	23.7	18.7
Net Interest (Expense)	(13.3)	-	(13.3)	(4.5)	-	(4.5)
Other Income (Expense)	0.2	-	0.2	(1.6)	-	(1.6)
Pre-Tax (Loss) Income	(6.7)	21.2	14.5	(11.2)	23.7	12.6
Benefit from (provision for) income taxes	(14.3)	12.1	(2.2)	5.6	(8.3)	(2.7)
Net (Loss) Income	(21.0)	33.4	12.4	(5.6)	15.5	9.9
Tax Rate	-212.3%		14.8%	50.2%		21.2%
Diluted EPS	(1.06)		0.62	(0.32)		0.57
Weighted Avg. Diluted Shares	20.0		20.0	17.4		17.4

Special & Restructuring Charges	Q4 2018
Charges in Cost of Goods Sold	
Acquisition-related amortization	4.8
Amortization of Fluid Handling PP&E Step Up	0.8
Restructuring-related inventory charges	0.9
Charges in SGA	
Acquisition-related amortization	7.2
Amortization of Fluid Handling PP&E Step Up	0.9
Divestitures-related loss and expenses	4.4
Other special & restructuring activities	2.2
	21.2

Cash Flow and Debt Position

CIRCOR

($ millions)

	Q4 2018	Q4 2017
Cash Flow from Operations	26	8
Capital Expenditures, net	(6)	(6)
Free Cash Flow	20	2

	30-Dec-18	30-Sep-18
Total Debt	786	810
Cash and Cash Equivalents	68	71
Net Debt	718	739
Net Debt to Equity	135%	129%

Note: Total debt is comprised of current and long-term debt, net of approximately $21 of unamortized debt issuance costs

End Market Overview

Segment	Trends	Outlook
 **Industrial**	▪ Continued growth in global capital spending driving demand for machinery ▪ Chemical processing strength in N. America and Asia ▪ Energy efficiency initiatives driving equipment growth ▪ Ongoing strength in N. America ▪ Early signs of softness in Europe and China	
 **Commercial Marine**	▪ Shipbuilding demand for merchant marine remains flat ▪ Off-shore vessels build rate very low ▪ IMO2020 Low Sulphur regulation increasing demand for scrubber pumps ▪ Expanded global fleet aging, increasing aftermarket demand	
 **Oil & Gas**	▪ Take away capacity constraining growth in N. American up and midstream ▪ Low activity in international upstream markets ▪ Refining capacity growth in Middle East and Asia Pacific ▪ Refining expansions and upgrades in the Americas	
 **Aerospace**	▪ Commercial aircraft build rates and backlog at historic highs ▪ Global airline passenger traffic growth ▪ Ramp up of newer programs	
 **Defense**	▪ Global increases in defense spending ▪ Key programs to receive increased funding / ramping up – Submarines / aircraft carriers – F35 Joint Strike Fighter – Missiles	

Q1 2019 Guidance as of February 27, 2019

CIRCOR

(millions, except per share amounts)

	Q1 2019	
	Low	High
Net Revenue	$ 245	$ 260
Expected Adjusted Earnings Per Share	$ 0.32	$ 0.42
Expected Special / Restructuring Charges per share:		
- Special & Restructuring Gains (Charges)	$ 0.05	$ 0.07
- Special Charges - M&A amortization related	$ (0.52)	$ (0.50)

Note: Revenue guidance reflects the impact of business divestitures of approximately $20 quarterly as well as unfavorable foreign exchange impacts when compared to Q1 2018 rates of $8 to $11 million. EPS amounts reflect the revenue impacts described and assume 18% tax rate

Use of Non-GAAP Financial Measures

CIRCOR

Within this presentation the Company uses non-GAAP financial measures, including Adjusted operating income, Adjusted operating margin, Adjusted net income, Adjusted earnings per share (diluted), EBITDA, Adjusted EBITDA, net debt, free cash flow, organic growth, pro forma combined amounts and pro forma organic growth. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company's current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company's current financial results with the Company's past financial results in a consistent manner.

For example:

- *We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.*
- *We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.*
- *We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.*
- *We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.*
- *Due to the significance of the Fluid Handling acquisition and to provide a more meaningful comparison of changes in our orders and revenue, we also discuss these changes on a "pro forma organic" basis. Pro forma organic is calculated assuming the Fluid Handling acquisition was completed on January 1, 2017 and excluding the impact of changes in foreign currency exchange rates.*

CIRCOR's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company's operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's Fourth-quarter 2018 news release available on its website at www.CIRCOR.com.

Figures labeled "Adjusted" exclude certain charges and recoveries. A description of these charges and recoveries and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's Fourth-quarter 2018 news release available on its website at www.CIRCOR.com.

APPENDIX

Group Structure

CIRCOR by End Market

Sales Mix

Product Lines

ENERGY


Other
Up/Midstream
Downstream

Distributed Valves
Refinery Valves
Instrumentation & Sampling
Engineered Valves

INDUSTRIAL


Other
Marine
Industrial

Industrial EMEA (Pumps & Valves)
Industrial Americas (Pumps & Valves)
Commercial Marine (Pumps)

A&D


Other
Defense
Commercial

Commercial Aerospace
Defense